Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Local Insight Regatta Holdings, Inc. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

1. The periodic report on Form 10-Q of Local Insight Regatta Holdings, Inc. for the quarter ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Local Insight Regatta Holdings, Inc.

Date: August 16, 2010

By:	/s/ SCOTT A. POMEROY
Name:	Scott A. Pomeroy
Title:	President and Chief Executive Officer

Date: August 16, 2010

By:	/s/ RICHARD C. JENKINS
Name:	Richard C. Jenkins
Title:	Interim Chief Financial Officer